Exhibit 10.12

THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS OF THE ISSUER TO THE HOLDERS OF SENIOR INDEBTEDNESS (AS DEFINED HEREIN).

KATY INDUSTRIES, INC.

Subordinated Note Due November 26, 2013

$100,000                                                                                                                                                February 14, 2011

FOR VALUE RECEIVED, the undersigned, Katy Industries, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Daniel Carroll or registered assigns (such original payee or any assignee from time to time, the “Noteholder”), at the address specified in Section 9.1 hereof, or at such other place as the Noteholder shall from time to time have designated to the Company in writing, on November 26, 2013 (the “Maturity Date”), One Hundred Thousand and No/100ths Dollars ($100,000.00), and to pay interest thereon as provided in Section 2 hereof.

1. THE NOTE; DEFINITIONS.  Capitalized terms are used herein as defined in Section 8 below.

2. INTEREST PROVISIONS.  This Note shall bear interest from the date hereof on the principal amount hereof from time to time unpaid, to and including the maturity hereof and repayment of all sums due hereunder, at a rate equal to 15% per annum.  Interest shall be payable quarterly in arrears on the last day of each of March, June, September and December (each, a “Payment Date”) and on the Maturity Date, commencing on March 31, 2011; provided, however, that such interest may be paid on any Payment Date by the Company by capitalizing such interest and adding such capitalized interest to the principal amount of the Note (such accrued interest capitalized from time to time is referred to herein as “PIK Interest”).

Any PIK Interest on this Note shall be deemed for all purposes to be principal of this Note (including without limitation with respect to the accrual of interest on any PIK Interest amounts), whether or not this Note is marked to indicate the addition of such PIK Interest, and interest shall begin to accrue on PIK Interest beginning on and including the Payment Date on which such PIK Interest is added to the principal amount (including PIK Interest) of this Note, and such interest shall accrue and be paid, together with the interest on the entire remaining principal amount of this Note, in accordance with this Section 2.

Notwithstanding any provisions of this Note, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law.

3. PAYMENT PROVISIONS.  The Company covenants that so long as this Note is outstanding:

3.1 Payment at Maturity of the Note.  On the Maturity Date, or on any accelerated maturity of this Note permitted hereby, the Company will pay the entire principal amount (including any PIK Interest) of this Note then outstanding, together with all accrued and unpaid interest thereon.

3.2 Voluntary Prepayments.  Except as otherwise provided in Section 7 hereof, the Company may at any time and from time to time prepay all or part of the principal amount of this Note then outstanding without penalty or premium.

3.3 Notice of Prepayments.  Notice of each voluntary prepayment of this Note pursuant to Section 3.2 hereof shall be given to the Noteholder in accordance with Section 9.1 hereof not fewer than three days before the prepayment date, in each case by delivering to the Noteholder a notice of intention to prepay specifying the date of prepayment, the aggregate amount of this Note to be prepaid on such date, and the accrued interest applicable to such prepayment.

3.4 Interest on Prepayment.  Upon each permitted prepayment of this Note, in whole or in part, the Company will pay to the Noteholder the amount of this Note to be prepaid, as set forth in the notice delivered pursuant to Section 3.3 hereof, together with unpaid interest in respect thereof accrued to and including the prepayment date.

3.5 Application of Payments.  All cash payments made by the Company hereunder shall be applied:  (a) first, to the payment in full of accrued unpaid interest; and (b) second, to the reduction of the unpaid principal balance hereof.

3.6 Payments Subject to Subordination.  Notwithstanding the foregoing provisions of this Section 3, no cash payment or prepayment of interest or principal or any other amounts payable under this Section 3 shall be made at any time when the payment thereof is prohibited by the provisions of Section 7 hereof.

4. DEFAULTS.

4.1 Event of Default.  An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

4.1.1 The Company shall fail to make any payment in respect of principal of or interest on this Note (other than any payment of interest which the Company is prohibited from making pursuant to Section 7.2 hereof) as the same shall become due, whether at maturity, by acceleration or otherwise, and such default is not remedied within 10 days after the same becomes due; or

4.1.2 The Company shall: (i) commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); (ii) have commenced against it an involuntary case under said Bankruptcy Code and the petition is not dismissed within 60 days of the commencement of the case; (iii) have appointed for it a custodian (as defined in the Bankruptcy Code) to take charge of all or substantially all of its property; (iv) have filed against it any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect, which such proceeding remains undismissed for a period of 60 days, or shall suffer the appointment of any receiver or custodian or the like for it or a substantial part of its property which continues undischarged or unstayed for a period of 60 days; (v) make a general assignment for the benefit of its creditors; or (vi) take any corporate action for the purpose of effecting any case referred to in the foregoing clauses (i) or (v); or

4.1.3 All or any part of any Senior Indebtedness shall be accelerated or shall become due or payable prior to its stated maturity pursuant to the default provisions related thereto.

4.2 Acceleration.  Except as otherwise provided in Section 7 hereof, upon the occurrence and during the continuance of any Event of Default, after first providing 10 days’ notice to the Company (except in the case of an Event of Default under Section 4.1.2, in which event no such notice to the Company is required), but subject to the provisions of Section 7 hereof, the Noteholder may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, and/or may by notice to the Company declare all or any part of the unpaid principal amount of this Note then outstanding to be forthwith due and payable (each, an “Acceleration”), and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Note, shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect; provided, however, notwithstanding the foregoing, in the case of an Event of Default under Section 4.1.2, Acceleration shall be deemed automatic without notice to the Company.

4.3 Annulment of Defaults.  An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Noteholder shall have waived such event in writing or stated in writing that the same has been cured to the Noteholder’s reasonable satisfaction.  No waiver or statement of satisfactory cure pursuant to this Section 4.3 shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any of the rights of any holder of this Note upon the occurrence thereof.

5. RESTRICTIONS ON TRANSFER OF NOTE.  The Noteholder may not transfer or assign this Note, whether in full or in part, without obtaining the Company’s prior written consent; provided, however, the Noteholder may transfer or assign this Note, without obtaining the Company’s consent, to (i) any Permitted Transferee of the Noteholder, or (ii) in the event of the Noteholder’s death, the Noteholder’s estate or beneficiaries thereof; provided, further, following the occurrence and during the continuance of an Event of Default, the Company shall not unreasonably withhold its consent to any transfer or assignment by the Noteholder to any other Person.

6. NOTICE OF SENIOR ACCELERATION.  In the event any Lender of Senior Indebtedness delivers a notice of acceleration in respect thereof to the Company, the Company shall promptly give notice thereof to the Noteholder.

7. SUBORDINATION.  Each of the Company and the Noteholder, by its acceptance hereof, covenants that, until the Credit Termination Date, each of them will comply with the following provisions:

7.1 Subordination.  To the extent and in the manner provided in this Note, the payment of any Subordinated Indebtedness is and shall be expressly subordinated and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness, and the Subordinated Indebtedness is subordinated as a claim against the Company, any of its Subsidiaries, any guarantor of the Senior Indebtedness or any of their respective assets to the prior payment in full in cash of the Senior Indebtedness, in each case whether such claim is in the ordinary course of business, in the event of any Reorganization, or otherwise.  Each holder of Senior Indebtedness, whether such Senior Indebtedness is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Indebtedness in reliance upon this Section 7.

7.2 Restricted Payments.  The Company will not make, and the Noteholder will not accept or receive, any payments or prepayments (other than payments constituting PIK Interest) in respect of this Note, including, without limitation, payments of interest and payments and prepayments of principal (other than Reorganization Securities), and no such payments or prepayments shall become due; provided, that the Company may make scheduled payments in cash of interest on this Note, unless and until a “Default” or “Event of Default” shall have occurred under (and as such terms are defined in) the Credit Agreements, in which case no such payments may be made until such Default or Event of Default shall have been waived or cured in accordance with the terms of the Credit Agreements, and any such missed payments shall be deferred until, and shall not be due or payable until, the Credit Termination Date.

7.3 Reorganization.  In the event of any Reorganization, all Senior Indebtedness shall first be paid in full in cash before any payment is made on account of any Subordinated Indebtedness (other than Reorganization Securities).  Prior to the Credit Termination Date, in any proceedings seeking to effect a Reorganization any payment which may be payable or deliverable in respect of any such Subordinated Indebtedness shall be paid or delivered (in the form received duly endorsed to the Agent) directly to the Agent for application to payment of the Senior Indebtedness, until all Senior Indebtedness shall have been paid in full in cash.

7.4 Specific Powers in Reorganization.  If any Subordinated Indebtedness is outstanding, then in any proceedings with respect to any Reorganization, the Noteholder, by its acceptance hereof, irrevocably authorizes the Agent:

(i) to prove and enforce any claims on the Subordinated Indebtedness owed by the Company and its Subsidiaries to the Noteholder either in the name of the Agent or in the name of the Noteholder as the attorney-in-fact of the Noteholder;

(ii) to accept and execute receipts for any  payment made with respect to any such Subordinated Indebtedness and to apply such payment to the payment of the Senior Indebtedness; and

(iii) to take any action and to execute any instruments necessary to effectuate the foregoing, either in the name of  the Agent or in the name of the Noteholder as the attorney-in-fact of the Noteholder.

7.5 Payments Held in Trust.  If, notwithstanding the foregoing provisions of this Section 7, the Noteholder shall receive any  payment from the Company or any of its Subsidiaries of any kind or character in contravention of Sections 7.2 or 7.3 above before the Credit Termination Date, such payment shall be held in trust by the Noteholder and promptly paid over to the Agent for application to the payment of Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment to the holders of Senior Indebtedness, and the Lenders’ obligations to extend credit under all  Credit Transaction Documents shall have been terminated.

7.6 Restrictions on Demand and Acceleration.  Notwithstanding any contrary provision of any Subordinated Indebtedness or of any agreement or instrument relating thereto, no Subordinated Indebtedness (including all regularly scheduled payments of interest on this Note, which are not permitted to be made under Section 7.2) shall become or be declared to be due and payable prior to the date on which the Senior Indebtedness becomes or is declared to be due and payable.

7.7 Restrictions on Remedies.  Notwithstanding any provision to the contrary contained in any Subordinated Indebtedness or in any agreement or instrument relating thereto, and notwithstanding the occurrence and continuance of any Event of Default, the Noteholder shall not, without the prior written consent of the Agent, institute proceedings to enforce any Subordinated Indebtedness or exercise any other remedies in respect of the Subordinated Indebtedness, until the Credit Termination Date shall have occurred, other than an acceleration of any Subordinated Indebtedness in accordance with the term of Section 7.6.

7.8 No Collateral.  The Company and its Subsidiaries shall not grant, and the Noteholder shall not demand, accept or receive, any collateral, direct or indirect, for any Subordinated Indebtedness, whether by way of security interest, pledge, lien or otherwise.

7.9 No Other Subordination.  The Noteholder represents that the Subordinated Indebtedness is not subordinated to any obligations other than the Senior Indebtedness and covenants that it will not subordinate the Subordinated Indebtedness to any other obligations except with the prior written consent of the Agent.

7.10 Reinstatement.  If the Lenders are required by reason of a judgment or order of any court or administrative authority having competent jurisdiction to repay any amounts or property received by the Lenders on account of the Senior Indebtedness or other obligations under the  Credit Transaction Documents and the Lenders repay or return such amounts or property, then the subordination provisions of this Note shall be reinstated retroactively with respect to the amounts so repaid or property so returned as if such amounts or property had never been received by the Lenders, notwithstanding any termination thereof or the cancellation of any  Credit Transaction Documents.

7.11 Effect of Provisions; Subrogation.

7.11.1 Effect of Provisions; Relative Rights.  The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on one hand and the Noteholder on the other hand, and such provisions shall not impair as between the Company and the Noteholder the obligation of the Company to pay to the Noteholder any Subordinated Indebtedness owed by the Company to the Noteholder under this Note, nor shall any such provisions prevent the Noteholder from exercising all remedies otherwise permitted by applicable law or under the terms of the this Note upon the occurrence and during the continuance of a default hereunder, except to the extent prohibited by this Note.

7.11.2 Subrogation.  After the Credit Termination Date, the Noteholder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company or any of its Subsidiaries that would be deemed payable on the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full.  For the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Noteholder would be entitled except for the provisions of this Note, and no payment over pursuant to the provisions of this Note to the holders of Senior Indebtedness by the Noteholder, shall, as between the Company or any of its Subsidiaries and their creditors other than the holders of Senior Indebtedness, on one hand, and the Noteholder, on the other hand, be deemed to be a payment by the Company or any of its Subsidiaries to or on account of Senior Indebtedness.

7.11.3 Legend, etc.  Each of the Company and the Noteholder, by its acceptance hereof, covenants to cause each instrument or certificate representing or evidencing any of the Subordinated Indebtedness to have affixed upon it a legend substantially as follows:

“THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS OF THE COMPANY TO THE HOLDERS OF SENIOR INDEBTEDNESS (AS DEFINED HEREIN).”

The Company will cause any financial statement describing or listing or otherwise reflecting the existence of any Indebtedness included in the Subordinated Indebtedness to indicate clearly the subordinated character thereof.

7.12 Third Party Beneficiaries.  The provisions of this Section 7 shall constitute a continuing agreement among the Noteholder and all Persons who hold Senior Indebtedness, whether now outstanding or hereafter created, incurred or assumed, and the provisions of this Section 7 are made for the benefit of the holders of Senior Indebtedness, and such holders of Senior Indebtedness are made obligees hereunder and express third-party beneficiaries hereof (with the same force and effect as if parties thereto) and any one or more of them may enforce such provisions.

7.13 Waiver of Notice.  The Noteholder, by its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein by each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred or assumed, and waives reliance by each such holder of Senior Indebtedness upon such provisions.

7.14 Power to Modify Senior Indebtedness.  The holders of Senior Indebtedness may at any time or from time to time, and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any  Credit Transaction Document or other document evidencing Senior Indebtedness, or exercise or refrain from exercising any other or their rights or remedies under the Senior Indebtedness, including, without limitation, the waiver of any Default or Event of Default (as defined in the  Credit Transaction Documents) or any other default or event of default thereunder, all without notice to or assent from the Noteholder and all in accordance with the terms of the Credit Transaction Documents .

7.15 No Impairment of Rights.  No right of any present or future holder of Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Noteholder or by any act or failure to act, in good faith, by any such holder of Senior Indebtedness, or by any noncompliance by the Company or the Noteholder with the terms, provisions and covenants of this Note, regardless of any knowledge thereof with which any such holder of Senior Indebtedness may have or otherwise be charged.

7.16 Continuing Agreement.  This Section 7: (a) is binding upon the Company and its successors and assigns and upon the Noteholder and such Noteholder’s successors and assigns, each of whom, by its acceptance of this Note, agrees to be bound by and comply with all of the provisions of this Section 7 and (b) is a continuing agreement, is irrevocable by the Company and the Noteholder and their respective successors and assigns and shall remain in full force and effect until the Credit Termination Date.  No term or provision contained (i) in this Note (other than those contained in this Section 7) may be amended or modified in any material respect without the prior written consent of the Agent and (ii) in this Section 7 may be amended or modified in any respect without the prior written consent of the Agent.

7.17 Further Assurances.  Each of the Company and the Noteholder, by its acceptance hereof, covenants to execute and deliver to the Agent such further instruments and to take such further action as the Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Section 7.

8. DEFINED TERMS.

8.1 Cross Reference Table.  The following terms defined elsewhere in this Note in the Sections set forth below shall have the respective meanings therein defined

Term                                                                Definition

“Acceleration”                                              Section 4.1
“Bankruptcy Code”                                      Section 4.1.2
“Company”                                                    Preamble
 “Event of Default”                                       Section 4.1
“Maturity Date”                                            Preamble
“Note”                                                            Section 1
“Noteholder”                                                 Preamble
“Payment Date”                                            Section 2
“PIK Interest”                                               Section 2

8.2 Other Defined Terms.  As used in this Note, the following terms will have the following meanings:

“Credit Agreements” means, collectively, (i) the Revolving Credit, Term Loan and Security Agreement and (ii) the Export-Import Revolving Credit and Security Agreement, each dated as of May 26, 2010 by and among the Company, certain of its Subsidiaries, as borrowers, the lenders party thereto, and PNC Bank, National Association, as agent, as such agreements are from time to time in effect, and as the same may be amended, supplemented, restated, modified, renewed, refunded, restructured, replaced (whether upon or after termination or otherwise) or refinanced, in whole or in part.

“Credit Termination Date” means the date on which the Senior Indebtedness is paid in full in cash (other than contingent indemnification obligations not then due and payable), the Lenders’ obligations to extend credit under each  Credit Transaction Document shall have been terminated, and the Credit Agreements shall have been terminated.

“Credit Transaction Documents” means the Credit Agreements, together with all of the “Other Documents” (as defined therein), as the same may from time to time be  amended, supplemented, restated, modified, renewed, refunded, restructured, replaced (whether upon or after termination or otherwise) or refinanced, whether in whole or in part, and whether or not with the same lenders.

“Agent” means the “Agent” as defined in the Credit Agreements.

“Lenders” means the “Lenders” as defined in the Credit Agreements.

“Members of the Immediate Family” means, with respect to any natural Person, (a) each spouse or natural or adopted child of such Person; (b) each natural or adopted child of any Person described in clause (a) above; (c) each trust created solely for the benefit of one or more of the Persons described in clauses (a) and (b) above; and (d) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (c) above in his or her capacity as such custodian or guardian.

“payment” shall mean any direct or indirect payment or distribution of assets of any kind or character, whether in cash, property or securities, by setoff or otherwise, on or with respect to the Subordinated Indebtedness, including any principal of or interest on the Subordinated Indebtedness, but excluding any payments or distributions made in the form of PIK Interest hereunder or additional subordinated notes or capital stock that is subordinated to the Senior Indebtedness to at least the same extent as this Note.

“Permitted Transferee” means, with respect to any Noteholder, (i) any lineal descendant or other Member of the Immediate Family of such Noteholder, and (ii) each trust created solely for the sole benefit of one or more of such Noteholder and any Person described in clause (i) above.

“Person” means any individual or corporation, partnership, association, limited liability company, joint venture, trust, governmental authority or other entity of any kind.

“Reorganization” means any voluntary or involuntary dissolution, winding-up, liquidation, reorganization by judicial proceedings, bankruptcy, insolvency, receivership or other statutory or common law proceedings, including any proceeding under the federal bankruptcy code or any similar law or any other jurisdiction, involving the Company or any of its material Subsidiaries or any of their respective properties and the readjustment of the respective liabilities of the Company or any such other Person or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Company or any such other Person.

“Reorganization Securities” means common stock, other non-redeemable stock or debt subordinated to the Senior Indebtedness on terms at least as favorable to the holders of Senior Indebtedness as the terms of this Note, in each case issued pursuant to a plan of reorganization or otherwise in a Reorganization in exchange for Subordinated Indebtedness.

“Senior Indebtedness” means all “Obligations” arising under or relating to any Credit Transaction Document (whether such Obligations arise before or after the institution of any Reorganization and whether or not such Obligations are allowed claims in such Reorganization, and whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred), in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.  As used herein, the term “Obligations means all “Obligations” as defined in the Credit Agreements.

“Subordinated Indebtedness” means, collectively, all obligations, liabilities and indebtedness of the Company and any of its Subsidiaries to the Noteholder under this Note, including, without limitation, accrued and unpaid interest on and principal of this Note and all costs, fees and expenses or incurred in connection herewith (whether such obligations, liabilities and indebtedness arise before or after the institution of any Reorganization and whether or not such obligations, liabilities and indebtedness are allowed claims in such Reorganization, and whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred), in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise; provided, however, that reasonable out of pocket legal fees incurred in connection with the preparation of the Note and the review of the amendments to the Credit Agreements dated on or about the date hereof shall not constitute Subordinated Indebtedness.

9. MISCELLANEOUS.

9.1 Notices.  Any notice or other communication to the Company, Agent or the Noteholder in connection with this Note must be in writing and must be delivered: (a) by hand (in which case it will be effective upon delivery), (b) by facsimile (in which case it will be effective upon receipt of confirmation of good transmission), or (c) by overnight delivery by a nationally recognized courier service (in which case it will be effective on the business day after being deposited with such courier service), and in each case, to the address (or facsimile number) listed below:

If to the Company, to it at:

Katy Industries, Inc.
305 Rock Industrial Park Drive
Bridgeton, MO  63044
Attention:  Chief Financial Officer
Telecopy:  314-656-4388

with a copy to:

KKTY Holding Company, L.L.C.
c/o Kohlberg Management IV, LLC
11 Radio Circle
Mount Kisco, NY  10549
Attention:  Chris Anderson
Telecopy:  914-241-7476

If to the Noteholder, to him at :

Daniel B. Carroll
c/o Katy Industries, Inc.
305 Rock Industrial Park Drive
Bridgeton, MO  63044
Attention:  Chief Financial Officer
Telecopy:  314-656-4388

If to the Agent, to:

PNC Bank, National Association
340 Madison Avenue
New York, New York  10007
Attention:  Glenn Kreutzer
Telecopy:  212-303-0060

9.2 Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE COMPANY (BY ITS EXECUTION HEREOF) AND THE NOTEHOLDER (BY ITS ACCEPTANCE OF THIS NOTE) WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

9.3 Governing Law.  This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, construed under, and enforced in accordance with the laws of the State of New York.

[Signature page follows]

Subordinated Note
$100,000

The undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above.

KATY INDUSTRIES, INC.

By /s/ James W. Shaffer
Name: James W. Shaffer
Title: VP-CFO

[Signature page to Subordinated Note – Daniel Carroll]